SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                ______________________


                                       FORM 8-K


                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


          Date of Report (date of earliest event reported):  May 30, 1996
                                                             ------------



                               Advanced NMR Systems, Inc.
          ---------------------------------------------------------------


                 (Exact name or registrant as specified in its charter)



                    Delaware                  0-11914            22-2457487
          ------------------------------    ------------         ----------

          (State or other jurisdiction of   (Commission      (IRS Employer
          incorporation or organization)    File Number)     Identification
          No.)


                 46 Jonspin Road, Wilmington, Massachusetts        01887
          -------------------------------------------------      ----------
                  (Address of principal executive offices)       (Zip Code)



          Registrant's telephone number, including area code:(508) 657-8876
                                                             --------------




                                            N/A

               ------------------------------------------------------------

            (Former name or former address, if changed since last report)


                                                         Page 1 of __ Pages

                                                    Exhibit Index on Page 5

          Item 5.   Other Events.
          -------   -------------

                    On May 30 and May 31, 1996, Advanced NMR Systems, Inc. (the "Registrant") closed two private placements (the "Placements") for 3,500 and 200 shares, respectively, of its newly-created Series A Preferred Stock, $.01 par value per share (the "Preferred Stock"), for an aggregate purchase price of $3,700,000.

                    The holder of each issued and outstanding share of Preferred Stock shall be entitled to receive dividends at a rate of $40.00 per share per annum, when and as declared by the Board of Directors of the Registrant. At the sole option of the Registrant, dividends on each share of Series A Preferred Stock may be paid in either (a) cash, out of the assets at the time legally available for such purpose, or (b) shares of Common Stock in an amount determined by dividing (x) the amount of the dividend payable thereon by (y) the conversion price (as defined below).

                    Each holder of the Preferred Stock may, at any time commencing forty-five (45) days after the last closing date, convert 50% of its shares of Preferred Stock into shares of the Registrant's common stock, $.01 par value per share (the "Common Stock") and convert the balance of its Preferred Stock commencing seventy-five (75) days after the last closing date. Each share of Preferred Stock is convertible into the number of shares of Common Stock determined by dividing (i) 1,000 by (ii) a conversion price based on the product of (x) .75 and (y) the average closing bid price of the Registrant's Common Stock on the Nasdaq System for the five trading days immediately preceding the date the Registrant receives notice of conversion, provided such conversion price shall be not more than $1.93 per share (125% of the average closing bid prices of the Common Stock for the five trading days immediately preceding the initial closing date), subject to customary anti-dilution provisions. The Registrant, at its sole discretion, may convert each share of Series A Preferred Stock outstanding on May 31, 1998 into Common Stock on such date at the conversion price then in effect. Assuming a conversion price of $1.93 per share, upon conversion of all of the shares of Preferred Stock, the Registrant would issue an additional 1,917,099 shares of its Common Stock.

                    The Placements were offered and sold outside the United States to non-U.S. persons pursuant to an exemption from the registration requirements of the Securities Act of 1933 available under Regulation S promulgated thereunder. The Preferred Stock will not be registered and may not be offered or sold in the United States absent such registration or an applicable exemption from the registration requirements of the Securities Act.

                    The net proceeds of the Placement of approximately $3,320,000, after payment of fees and related expenses, will be used for expansion of the diagnostic imaging and rehabilitation services and centers, establishing MR breast imaging clinics, marketing and production of very high field MRI systems and working capital.

                    In connection with the Placement, in addition to an 8% placement fee, the Registrant issued to the placement agents warrants for the purchase of 450,000 shares of Common Stock, of which 225,000 shares are purchasable at a price of $2.00 per share for a period of eighteen (18) months from June 1, 1996 and 225,000 are purchasable at a price of $2.50 per share for a period of five (5) years from June 1, 1996.

                    The Placements were effected pursuant to a Regulation S Securities Subscription Agreement (the "Subscription Agreement") entered into between the Registrant and each of the Subscribers. A form of Subscription Agreement (without exhibits) is included as an Exhibit hereto. The powers, designations, preferences and relative, participating, optional, and other rights and the qualifications, limitations and restrictions (pursuant to Section 151(g) to the Delaware General Corporation Law) defining the rights of the holders of the Preferred Stock are set forth in a Certificate of Designations, as amended by a Certificate of Correction, copies of which Certificates are included as Exhibits hereto.

                    On May 31, 1996, Registrant issued a press release announcing the closing of the initial placement. A copy of such press release is included as an exhibit hereto.

          Item 7.   Financial Statements and Exhibits.
          ------    ---------------------------------

               (c)  Exhibits:

               4.1  Certificate of Designations of the Series A
                    Preferred Stock, of the Registrant

               4.2  Certificate of Correction

               10.  Form of Regulation S Securities Subscription
                    Agreement (without exhibits)

               99.  Press release dated May 31, 1996

                                      SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             ADVANCED NMR SYSTEMS, INC.



          Dated:  May 31, 1996           By:      /s/ Jack Nelson
                                             ---------------------------
                                             Name:     Jack Nelson
                                             Title:    Chairman

                                   EXHIBIT INDEX

          Exhibit   Description                                     Page
          -------   -----------                                     ----

               4.1  Certificate of Designations of the Series A
                    Preferred Stock, of the Registrant

               4.2  Certificate of Correction

               10.  Form of Regulation S Securities Subscription
                    Agreement (without exhibits)

               99.  Press release dated June 3, 1996